UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 26, 2007
BELO CORP.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8598 (Commission File Number)	75-0135890 (I.R.S. Employer Identification No.)
P.O. Box 655237, Dallas, Texas 75265-5237
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
None
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
Earnings Press Release
Press Release Announcing New Director Election
Amendment No. 3 to Amended and Restated Bylaws

Item 2.02. Results of Operations and Financial Condition.
On July 27, 2007, Belo Corp. announced its consolidated financial results for the quarter ended June 30, 2007. A copy of the announcement press release is furnished with this report as Exhibit 99.1.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 26, 2007, Doug Carlston was elected a director of Belo Corp. Mr. Carlston has also been appointed to the Audit Committee of the Board of Directors.
Mr. Carlston has served as chairman of the board of Public Radio International, a leading source for public radio programming, since June 2003, having been a member of that board since March 1997. He also serves as chief executive officer of Tawala Systems, an Internet technology company he co-founded in 2005. Previously, in 1980, Mr. Carlston co-founded Brøderbund Software, one of the world’s leading publishers of productivity and educational software, and served as its chief executive officer from 1991 until 1996 and as chairman of the board from 1981 until 1998. Mr. Carlston currently serves on the boards of the Albanian American Enterprise Fund, the American Bank of Albania, MoveOnPAC and the Long Now Foundation. He is a member of the Committee on University Resources of Harvard University and the Board of Advisors of Johns Hopkins School of Advanced International Studies.
Consistent with Belo’s non-employee director compensation arrangements, Mr. Carlston will receive a prorated amount of the Belo directors’ annual $140,000 retainer package, or approximately $110,486 for the balance of the service year, one-half of which will be paid in cash, and the remainder divided equally between options to purchase Belo Series B common stock and time-based restricted stock units.
A copy of the press release announcing Mr. Carlston’s election as a director is attached hereto as Exhibit 99.2.
Also, in connection with her new appointment as President of Purdue University, Dr. France Córdova tendered her resignation as a Belo director as provided in the Company’s Corporate Governance Guidelines, citing time demands and potential schedule conflicts. At its meeting held on July 27, 2007, the Board of Directors of Belo Corp. considered and accepted Dr. Córdova’s resignation.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On July 27, 2007, the Board of Directors of Belo Corp. approved amendments to Article IX, Sections 1 and 2 of the Bylaws to allow for the issuance and transfer of uncertificated (or “book-entry”) shares of the Company’s stock. These amendments clarify that the Company may issue and transfer uncertificated shares of its common stock in addition to certificated shares. The amendments to Article IX of the Bylaws were adopted to comply with the recent NYSE rule changes requiring listed companies to be eligible to participate in a book-entry, direct registration system by January 2008, which system allows for electronic transfer of securities. The text of the amendments to the Bylaws is attached hereto as Exhibit 99.3, and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
99.1	Earnings Press Release dated July 27, 2007

99.2	Press Release Announcing New Director Election

99.3	Amendment No. 3 to Amended and Restated Bylaws of the Company

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Date: July 30, 2007

BELO CORP.
By:	/s/ Russell F. Coleman
Russell F. Coleman
Vice President/General Counsel